Exhibit 10.1

Loan Agreement

Pan-China Resources Ltd

Richfirst Holdings Limited

Loan Agreement

Table of Contents

1. Definitions and Interpretation	1
1.1 Definitions	1
1.2 Interpretation	3
2. Purpose	4
3. Making of Advance	4
4. Interest	4
4.1 Rate	4
4.2 Payment of interest	4
5. Cancellation of Commitment	4
6. Repayment	5
7. Set-off of Advance against Payment under FOA	5
8. Payments	5
8.1 Manner	5
8.2 Payment to be made on Business Day	5
8.3 Appropriation where insufficient moneys available	6
9. Additional Payments	6
10. Representations and Warranties	6
10.1 Representations and warranties	6
10.2 Reliance on representations and warranties	8
11. Undertakings	8
11.1 General undertakings	8
11.2 Term of undertakings	9
12. Events of Default	10
12.1 Events of Default	10
12.2 Consequences	12
13. Conditions Precedent	13
13.1 Conditions precedent to Drawdown Notice	13
13.2 Conditions precedent to Advance	13
14. Interest on Overdue Amounts	13
14.1 Accrual and payment	13
15. Indemnities	13
16. Expenses	14
17. Waivers, Remedies Cumulative	14
18. Severability of Provisions	14
19. Assignment	15
20. Notices	15

Page (i)

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21. Authorised Officers	16
22. Governing Law and Jurisdiction	16
23. Counterparts	16
Annexure A	18
Drawdown Notice	18

Page (ii)

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Date	1st March 2004

Parties

1.	Pan-China Resources Ltd, a company incorporated under the laws of the British Virgin Islands and having an office at 19th Floor, 101-6th Avenue, S.W., Calgary, Alberta, Canada T2P 3T4 (the Borrower); and

2.	Richfirst Holdings Limited, a company incorporated under the laws of the British Virgin Islands and having an office at Room 2118, Hutchinson House, Harcourt Road, Hong Kong (the Lender).

Recital

The Borrower has requested the Lender to provide the Borrower with a facility under which a cash advance of up to US$10,000,000 may be made available for the purpose set out in clause 2.

IT IS AGREED as follows.

1.   Definitions and Interpretation

1.1 Definitions

Advance means the advance made or to be made under clause 3 or, as applicable, so much of it as remains outstanding.

Authorised Officer means:

(a)	in respect of the Borrower, any director or secretary, or any person from time to time nominated as an Authorised Officer by it by a notice to the Lender accompanied by certified copies of signatures of all new persons so appointed; and

(b)	in respect of the Lender, any director or secretary or any person from time to time nominated as an Authorised Officer by it by a notice to the Borrower accompanied by certified copies of all new persons so approved.

Availability Period means the period commencing on the Commencement Date and ending on 120 days or, if earlier, the date on which the Commitment is fully utilised or is cancelled.

Business Day means a weekday, other than a Saturday or Sunday, on which the banks in Hong Kong are open to the public for the transaction of business.

Closing has the meaning given in the FOA.

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Commencement Date means the date on which all of the conditions precedent in clause 13 have been satisfied or waived in accordance with this Agreement.

Commitment means US$10,000,000 as reduced or cancelled under this Agreement.

Contractor’s Rights and Obligations has the meaning given in the FOA.

Development Costs has the meaning given in the FOA.

Drawdown Date means the date on which the Advance under this Agreement is or is to be drawn.

Environment Law means a provision of a law or a law which relates to an aspect of planning, the environment, heritage, health or safety.

Event of Default means any of the events specified in clause 12.

Excluded Tax means a Tax imposed by a jurisdiction on the net income of the Lender because the Lender has a connection with that jurisdiction but not a Tax:

(a)	calculated by reference to the gross amount of a payment under a Transaction Document (without the allowance of a deduction); or

(b)	imposed because the Lender is taken to be connected with that jurisdiction solely because it is party to a Transaction Document or a transaction contemplated by a Transaction Document.

Finance Debt means indebtedness (whether actual or contingent) in respect of money borrowed or raised or other financial accommodation.

FOA means the Farm-Out Agreement between the Borrower, the Lender, Ivanhoe and Sunwing dated 18 January 2004.

Government Agency means any government or any governmental, semi-government or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

Guarantee means the guarantee between the Lender, Ivanhoe and Sunwing on or about the date of this Agreement.

Ivanhoe means Ivanhoe Energy Inc, a company incorporated under the laws of the Territory of the Yukon, Canada and having an office at 999 Canada Place, Suite 654, Vancouver, BC, Canada, V6C 3E1.

Kongnan Project has the meaning given in the FOA.

Material Adverse Effect means a material adverse effect on the ability of the Borrower to perform its obligations under a Transaction Document, on the security of the Lender or on the financial condition or business of the Borrower.

Overall Development Program has the meaning given in the FOA.

Participating Interest has the meaning given in the FOA.

Payment has the meaning given in the FOA.

Petroleum Contract has the meaning given in the FOA.

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Repayment Date means July 1, 2004 on which the Borrower shall repay the Advance and any unpaid interest in full in accordance with this Agreement.

Security Interest includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind. It includes:

(a)	anything which gives a creditor priority to other creditors with respect to any asset; and

(b)	retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security.

Sunwing means Sunwing Energy Ltd, a company incorporated under the laws of Bermuda and having an office at 999 Canada Place, Suite 654, Vancouver, BC, Canada, V6C 3E1.

Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Government Agency, and any related interest, penalty, charge, fee or other amount.

Transaction Documents means:

(a)	this Agreement;

(b)	the Guarantee;

(c)	the FOA;

(d)	the Petroleum Contract; or

(d)	any document which the Lender and the Borrower agrees is a Transaction Document.

1.2 Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

(a)	The singular includes the plural, and the converse also applies.

(b)	A gender includes all genders.

(c)	Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

(f)	A reference to a party to this Agreement or another agreement or document includes the party’s successors and permitted substitutes or assigns.

(g)	A reference to legislation or to a provisions of legislation includes a modification or re-enactment of it, a legislative provisions substituted for it and a regulation or statutory instrument issued under it.

(h)	A reference to writing includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

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(i)	A reference to conduct includes an omission, statement or undertaking, whether or not in writing.

(j)	The meaning of terms is not limited by specific examples introduced by including, or for example, or similar expressions.

(k)	A reference to an asset includes any real or personal, present or future, tangible or intangible property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

(l)	An Event of Default subsists until it has been waived in writing by the Lender.

(m)	All references to time are to Hong Kong time.

2.   Purpose

The Borrower shall use the net proceeds of the Advance for the Overall Development Program under the Petroleum Contract.

3.   Making of Advance

(a)	Subject to this Agreement if the Borrower requests an advance in a Drawdown Notice, the Lender will make available that advance on the Drawdown Date to the account as specified in the Drawdown Notice.

(b)	The amount of the Advance must be equal to US$10,000,000.

(c)	The Drawdown Date must be a Business Day during the Availability Period.

(d)	The Drawdown Notice is irrevocable. It must be substantially in the form of Annex A and be received by the Lender by 11am 5 Business Days before the proposed Drawdown Date. The Borrower may only give one Drawdown Notice.

4.   Interest

4.1 Rate

Interest on the Advance will accrue from day to day at the rate of 5.0% per annum.

4.2 Payment of interest

Subject to clause 7 and except where this Agreement provides otherwise, the Borrower will pay accrued interest quarterly in arrears. The first interest payment date is on the end of the succeeding calendar quarter date from the Drawdown Date, and the final interest payment date is on the Repayment Date.

5. Cancellation of Commitment

At the close of business on the last day of the Availability Period the Commitment will be cancelled automatically.

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6.   Repayment

Subject to clause 7, the Borrower shall repay the Advance and any unpaid interest in full on the Repayment Date.

7.   Set-off of Advance against Payment under FOA

(a)	The Parties agree that, subject to paragraph (d) and notwithstanding clause 4.4 of the FOA, the Lender may elect to apply the Advance by way of set-off against the Payment.

(b)	If the Lender elects to apply the Advance by way of set-off against the Payment and subject to the Advance being set-off against the Payment at Closing:

(i)	the Advance is to be used exclusively by the Borrower for Development Costs for the initial development phase of the Overall Development Program under the Petroleum Contract, including but not limited to drilling, completing and producing new wells, producing existing wells, installation of surface facilities and development of the water injection scheme for the Kongnan Project;

(ii)	the Advance constitutes a Development Cost for the purposes of the Petroleum Contract and the Lender is entitled to its Participating Interest share of investment recovery oil in respect of the Advance on a pro rata basis based on the ratio of the Advance to the Payment with effect from the date of the Advance and the Borrower must make appropriate arrangements for the relevant amount of investment recovery oil to be so credited to the account of the Lender; and

(iii)	the Borrower is not required to pay the repay the Advance or pay interest under this Agreement and as at the date of the Closing the Advance and any unpaid interest will be deemed to have been repaid by the Borrower to the Lender in full.

(c)	If the Lender elects to apply the Advance by way of set-off against the Payment, the Lender’s obligation pursuant to clause 4.4 of the FOA will be to pay to the Borrower an amount equal to the Payment less the Advance.

(d)	The Lender must give notice of an election pursuant to paragraph (a) no less than 3 Business Days prior to the date of Closing.

8.   Payments

8.1 Manner

The Borrower shall make all payments under this Agreement:

(a)	by transfer of immediately available funds to the account specified by the Lender by 11am on the due date; and

(b)	without set-off, counterclaim or other deduction except any compulsory deduction for Tax.

8.2 Payment to be made on Business Day

Whenever any payment becomes due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

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8.3 Appropriation where insufficient moneys available

The Lender may appropriate amounts it receives as among amounts due as it sees fit. This will override any appropriation made by the Borrower.

9.   Additional Payments

If the Borrower is obliged to make a deduction in respect of Tax from a payment under this Agreement:

(a)	(pay deduction) it shall promptly pay the amount deducted to the appropriate Government Agency;

(b)	(receipt) within 30 days of the end of the month in which the deduction is made, it shall give the Lender the original receipt (or other documents acceptable to the Lender) evidencing the payment; and

(c)	(gross-up) unless the Tax is an Excluded Tax, on the due date it shall pay the Lender an additional amount so that the Lender receives a net amount (after allowance for any further deduction and any Tax on the additional amount) equal to the amount it would have received if no deduction had been made. It shall indemnify the Lender against the Tax and any amounts recoverable from the Lender in respect of the Tax.

It waives any statutory or other right to recover from the Lender any amount paid under this clause.

10. Representations and Warranties

10.1 Representations and warranties

The Borrower makes the following representations and warranties.

(a)	(Status) It is a corporation validly existing under the laws of the place of its incorporation specified in this Agreement.

(b)	(Power) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

(c)	(Corporate authorisations) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

(d)	(Documents binding) Each Transaction Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration.

(e)	(Transactions permitted) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any respect a provision of:

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(i)	a law or treaty or a judgment, ruling, order or decree of a Government Agency binding on it;

(ii)	its constitution or other constituent documents; or

(iii)	any other document or agreement which is binding on it or its assets,

and, except as provided by the Transaction Documents, did not and will not:

(iv)	create or impose a Security Interest on any of its assets; or

(v)	allow a person to accelerate or cancel an obligation with respect to Finance Debt, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Finance Debt, whether immediately or after notice or lapse of time or both.

(f)	(No litigation) No litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened, which may have a Material Adverse Effect.

(g)	(No default)

(i)	It is not in default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Finance Debt or is material.

(ii)	Nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both.

(h)	(Authorisations) Each Authorisation which is required in relation to:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	its business as now conducted or contemplated and which is material (including under Environmental Law),

has been obtained or effected. Each is in full force and effect. It has complied with each of them. It has paid all applicable fees for each of them.

(i)	(No misrepresentation) All information provided by it to the Lender is true in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Transaction Documents, was or is misleading, by omission or otherwise.

(j)	(Agreements disclosed) Each document or agreement which is material to the Transaction Documents or which has the effect of varying a Transaction Document has been disclosed to the Lender in writing.

(k)	(Copies of documents) All copies of documents (including its latest audited accounts and all Authorisations) given by it or on its behalf to the Lender are true and complete copies. Those documents are in full force and effect.

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(l)	(Title) It is the legal and beneficial owner of 100% of the Contractor’s Rights and Obligations free of any Security Interest.

(m)	(Law) It has complied with all laws binding on it where breach may have a Material Adverse Effect.

(n)	(Environmental Law) No act or omission has occurred and there is no circumstance relating to its assets or its business which has given rise or may give rise to:

(i)	a substantial claim against it;

(ii)	a requirement of substantial expenditure by it; or

(iii)	a requirement that it ceases or substantially alters an activity,

under Environmental Law.

Without limitation none of its assets is contaminated, all assets are within applicable environmental standards and all emissions and discharges are within standards or limits imposed by all relevant laws and Authorisations.

10.2 Reliance on representations and warranties

The Borrower acknowledges that the Lender has entered the Transaction Documents in reliance on the representations and warranties in this clause.

11. Undertakings

11.1 General undertakings

The Borrower undertakes to the Lender as follows, except to the extent that the Lender consents.

(a)	(Authorisations) It will ensure that each Authorisation required for:

(i)	the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

(ii)	the validity and enforceability of those documents; and

(iii)	the carrying on by it of its business as now conducted or contemplated,

is obtained and promptly renewed and maintained in full force and effect. It will pay all applicable fees for them. It will provide copies promptly to the Lender when they are obtained or renewed.

(b)	(Notice to Lender) It will notify the Lender as soon as it becomes aware of:

(i)	any Event of Default;

(ii)	any proposal by a Government Agency to acquire compulsorily the whole or a substantial part of its assets or business;

(iii)	any substantial dispute between it and a Government Agency; and

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(c)	(Disposal of assets) It will not sell or otherwise dispose of, part with possession of, or create an interest in all or a substantial part of its assets or agree or attempt to do so (whether in one or more related or unrelated transactions) except:

(i)	disposals of assets in exchange for other assets comparable in value; and

(ii)	disposals in the ordinary course of day-to-day trading at arm’s length.

(d)	(Negative pledge) It will not create or allow to exist a Security Interest over its assets other than a lien arising by operation of law in the ordinary course of day-to-day trading and not securing Finance Debt where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith.

(e)	(Corporate existence) It will do everything necessary to maintain its corporate existence in good standing. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

(f)	(Compliance with law) It will comply fully with all laws binding on it.

(g)	(Compliance and enforcement of Transaction Documents) It will:

(i)	comply fully with its obligations under the Transaction Documents;

(ii)	enforce each Transaction Document to which it is a party and exercise its rights, authorities and discretions under those documents in accordance with the directions (if any) of the Lender; and

(iii)	use its best endeavours to keep the Transaction Documents valid and enforceable.

(h)	(Variation of Transaction Documents) Without prior consent of the Lender, it will not:

(i)	amend or vary, or consent to any amendment or variation of;

(ii)	avoid, release, surrender, terminate, rescind, discharge (other than by performance) or accept the repudiation of;

(iii)	expressly or impliedly waive, or extend or grant any time or indulgence in respect of, any provision of or obligation under; or

(iv)	do or permit anything which would enable or give grounds to another party to do anything referred to in sub-paragraphs (i), (ii) or (iii) in relation to,

a Transaction Document.

(i)	(Change of business) It will not cease or materially change its business. It will not take action whether by acquisition or otherwise which alone or together would materially alter the nature of the business.

11.2 Term of undertakings

Each undertaking in this clause continues from the date of this Agreement until all the amounts outstanding under this Agreement are fully and finally paid.

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12. Events of Default

12.1 Events of Default

Each of the following is an Event of Default:

(a)	(Obligations under Transaction Documents) The Borrower fails:

(i)	to pay an amount payable by it under a Transaction Document when due;

(ii)	to comply with any of its other obligations under a Transaction Document and, if in the opinion of the Lender that failure can be remedied within 14 days, does not remedy the failure within that period; or

(iii)	to satisfy within the time stipulated anything which the Lender made a condition of its waiving compliance with a condition precedent or undertaking in a Transaction Document.

(b)	(Misrepresentation) A representation, warranty or statement by or on behalf of the Borrower in a Transaction Document, or in a document provided under or in connection with a Transaction Document, is not true in a material respect or is misleading when made or repeated.

(c)	(Cross default)

(i)	Finance Debt of the Borrower totalling at least US$5 million or its equivalent:

(A)	is not paid when due (or within an applicable grace period); or

(B)	becomes due and payable or capable of being declared due and payable before its stated maturity or expiry; or

(ii)	a facility or obligation granted or owed by a person to the Borrower to provide financial accommodation or to acquire or underwrite Finance Debt totalling at least US$5 million or its equivalent is prematurely terminated; or

(iii)	an event of default as defined in another Transaction Document occurs.

(d)	(Administration, winding up, arrangements, insolvency etc)

(i)	An administrator of the Borrower is appointed.

(ii)	Except for the purpose of a solvent reconstruction or amalgamation previously approved by the Lender:

(A)	an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting, an application to a court or other steps are taken for:

(1)	the winding up, dissolution or administration of the Borrower; or

(2)	the Borrower entering into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them,

(other than frivolous or vesatious applications, proceedings, notices and steps); or

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(B)	the Borrower ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets.

(iii)	The Borrower:

(A)	is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

(B)	stops or suspends or threatens to stop or suspend payment of all or a class of its debts.

(e)	(Enforcement against assets)

(i)	A receiver, receiver and manager, administrative receiver or similar officer is appointed to;

(ii)	a Security Interest becomes enforceable or is enforced over; or

(iii)	a distress, attachment or other execution is levied or enforced or applied for over,

all or any of the assets and undertaking of the Borrower.

(f)	(Reduction of capital) Without the prior consent of the Lender, the Borrower:

(i)	reduces its capital (including a purchase of its shares but excluding a redemption of redeemable shares);

(ii)	passes a resolution to reduce its capital or to authorise it to purchase its shares or calls a meeting to consider such a resolution; or

(iii)	applies to a court to call any such meeting or to sanction any such resolution or reduction.

(g)	(Vitiation of documents)

(i)	All or any part of a Transaction Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect;

(ii)	a party becomes entitled to terminate, rescind or avoid all or part of a Transaction Document; or

(iii)	a party other than the Lender alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph (ii).

(h)	(Amendment of constitution) The constitution or other constituent documents of the Borrower are amended in a material respect without the prior consent of the Lender (which will not be withheld unreasonably).

(i)	(Revocation of Authorisation) An Authorisation which is material to the performance by the Borrower of a Transaction Document, or to the validity and enforceability of a Transaction Document or to the security of the Lender, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Lender, and is not replaced by another Authorisation acceptable to the Lender.

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(j)	(Material adverse change) Any other event or series of events, whether related or not, occurs (including a material adverse change in the business, assets or financial condition of the Borrower, which in the reasonable opinion of the Lender may have a Material Adverse Effect.

(k)	(Control of Borrower and Guarantors) Without the prior consent of the Lender in the opinion of the Lender there is a material change in the ownership, management or control of the Borrower or a Guarantor.

(l)	(Compulsory acquisition)

(i)	All or any substantial part of the assets of the Borrower is compulsorily acquired by or by order of a Government Agency or under law;

(ii)	a Government Agency orders the sale, vesting or divesting of all or any substantial part of the assets of the Borrower; or

(iii)	a Government Agency takes a step for the purpose of any of the above or proposes or threatens to do any of the above.

(m)	(Governmental interference) A law or anything done by a Government Agency wholly or partially to a material extent renders illegal, prevents or restricts the performance or effectiveness of a Transaction Document or otherwise has a Material Adverse Effect.

(n)	(Environmental event)

(i) (A)	Any person takes action;

(B)	there is a claim; or

(C)	there is a requirement of expenditure or of cessation or alteration of activity,

under Environmental Law, which in the opinion of the Lender may have a Material Adverse Effect; or

(ii)	a circumstance arises which in the reasonable opinion of the Lender may give rise to an action, claim or requirement within sub-paragraph (i).

12.2 Consequences

In addition to any other rights provided by law or any Transaction Document, at any time after an Event of Default (whether or not it is continuing) the Lender may do all or any of the following:

(a)	by notice to the Borrower declare all sums actually or contingently owing under this Agreement immediately due and payable, and the Borrower shall immediately pay the Advance together with accrued interest and fees and all other sums;

(b)	by notice to the Borrower cancel the Commitment.

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13. Conditions Precedent

13.1 Conditions precedent to Drawdown Notice

The right of the Borrower to give the Drawdown Notice and the obligations of the Lender under this Agreement are subject to the conditions precedent that the Lender has received all of the following in form and substance satisfactory to the Lender:

(a)	(transaction documents) duly executed counterparts of this Agreement and the Guarantee

13.2 Conditions precedent to Advance

The obligation of the Lender to make available the Advance is subject to the further conditions precedent that:

(a)	(representations true) the representations and warranties by the Borrower in clause 10 are true as at the date of the relevant Drawdown Notice and the Drawdown Date as though they had been made at that date in respect of the facts and circumstances then subsisting; and

(b)	(no default) no Event of Default or anything which with the giving of notice or passage of time or both would become an Event of Default is subsisting at the date of the Drawdown Notice or Drawdown Date or will result from the provision of the Advance.

14. Interest on Overdue Amounts

14.1 Accrual and payment

(a)	(Accrual) Interest accrues on each unpaid amount which is due and payable by the Borrower under or in respect of this Agreement (including interest under this clause):

(i)	on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

(ii)	both before and after judgment (as a separate and independent obligation); and

(iii)	at the rate of 5.0% per annum (Rate),

except where this Agreement provides otherwise.

(b)	(Payment) The Borrower shall pay interest accrued under this clause on demand. That interest is payable in the currency of the unpaid amount on which it accrues unless the Lender agrees other wise.

15. Indemnities

The Borrower shall indemnify the Lender on demand against any loss, cost, liability or expense (including legal costs on a full indemnity basis) which the Lender (or any officer or employee of the Lender) incurs as a result of or in connection with:

(a)	any Event of Default;

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(b)	any exercise or attempted exercise of any right, power or remedy under this Agreement or any failure to exercise any right, power or remedy;

(c)	the Advance not being provided for any reason (including failure to fulfil a condition precedent but excluding default by the Lender); or

(d)	the Lender receiving payments of principal before the Repayment Date for any reason, including prepayment in accordance with this Agreement.

16. Expenses

The Borrower shall reimburse the Lender on demand for its expenses in relation to:

(a)	the preparation, execution and completion of the Transaction Documents and any subsequent consent, agreement, approval, waiver or amendment; and

(b) (i)	any actual or contemplated enforcement of the Transaction Documents, or the actual or contemplated exercise, preservation or consideration of any rights, powers or remedies under the Transaction Documents; and

(ii)	any enquiry by a Government Agency concerning the Borrower or a transaction or activity the subject of the Transaction Documents or in connection with which, financial accommodation or funds raised under a Transaction Document are used or provided.

This includes legal costs and expenses (including in-house lawyers charged at their usual rates) on a full indemnity basis, expenses incurred in retaining consultants to evaluate matters of material concern to the Lender and administrative costs including time of its executives (whose time and costs are to be charged at reasonable rates).

17. Waivers, Remedies Cumulative

(a)	No failure to exercise and no delay in exercising any right, power or remedy under this Agreement operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

(b)	The rights, powers and remedies provided to the Lender in this Agreement are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

18. Severability of Provisions

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this Agreement nor affect the validity or enforceability of that provision in any other jurisdiction.

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19. Assignment

No party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

20. Notices

Notices, demands or other communications (Communication) required or permitted to be given or made under this Agreement:

(a)	shall be in writing and delivered personally or sent by prepaid first class post with recorded delivery, e-mail, or by legible telefax addressed to the intended recipient as follows:

in the case of Lender addressed to:

Richfirst Holdings Limited
c/o China International Trust & Investment Corporation
Rm 611, Capital Mansion
#6 Xinyuan Nanlu, Chaoyang District
Beijing, P.R.China 100004
Fax No.: +86-10-8486-3105
Attention: Mr. Hu Yuqing, General Planning Department

in the case of Borrower addressed to:

Pan-China Resources Ltd 19th Floor, 101 – 6th Avenue S.W. Calgary, Alberta, Canada T2P 3P4 Fax No.: +1-403-266-3772 Attention: President; and

Ivanhoe Energy Inc. Suite 654, 999 Canada Place Vancouver, BC, Canada V6C 3E1 Fax No.: +1-604-604-688-7168 Attention: CFO

(b)	be signed by a person duly authorised by the sender; and

(c)	will be taken to have been given or made:

(i)	in the case of delivery in person, when delivered;

(ii)	in the case of facsimile transmission, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax number and indicating that the transmission has been made without error; or

Loan Agreement

(iii)	in the case of deliver by post, 7 Business Days after the date of posting (if posted to an address in another country) or 2 Business Days after the date of posting (if posted to an address in the same country), but if the result is that the Communication would be taken to be given or made on a day which is not a Business Day in the place to which the Communication is sent or is later than 4pm (local time), it will be taken to have been duly given or made at the commencement of business on the next Business Day in that place.

21. Authorised Officers

The Borrower irrevocably authorises the Lender to rely on a certificate by a person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Borrower warrants that those persons have been authorised to give notices and communications under or relating to this Agreement.

22. Governing Law and Jurisdiction

This Agreement is governed by the laws of Hong Kong. The Borrower submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

23. Counterparts

This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

Loan Agreement

EXECUTED in Beijing, People’s Republic of China.

RICHFIRST HOLDINGS LIMITED	PAN-CHINA RESOURCES LTD.
“Zhang Jijing”	“Patrick Chua”

Authorised Signatory	Authorised Signatory

Loan Agreement

Annexure A

Drawdown Notice

This is an irrevocable notice under clause 3 of the Loan Agreement dated March 1st, 2004 (the Loan Agreement).

(1)	We wish to draw on March 1st, 2004 (the Drawdown Date).

(2)	The total principal amount to be drawn is US$10,000,000.

(3)	Please remit the proceeds to account number

Beneficiary:	Ivanhoe Energy Inc.
Beneficiary bank:	Bank of Montreal, 595 Burrard Street, Vancouver, B.C., Canada
Account Number:	4653 – 643
Branch No.:	001
Transit No.:	0004

(4)	We represent and warrant as follows.

(a)	The representations and warranties in the Loan Agreement are true as though they had been made at the date of this Drawdown Notice and the Drawdown Date specified above in respect of the facts and circumstances then subsisting.

(b)	No Event of Default or anything which with the giving of notice or passage of time or both would become an Event of Default subsists or will result from the drawing.

Definitions in the Loan Agreement apply in this Drawdown Notice.

On behalf of Pan-China Resources Ltd

By:

DATED March 1st, 2004